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                                                              EXHIBIT 10.20


                            ESCROW AGREEMENT


     AGREEMENT made as of May 31, 1998, by and among Norman Fenton (the "Escrow Agent"), ADE Corporation, a Massachusetts corporation ("ADE") and the undersigned stockholders (the "Stockholders") of Phase Shift Technology, Inc., an Arizona corporation.

     WHEREAS, pursuant to that certain Agreement and Plan of Merger dated March 8, 1998 (the "Merger Agreement") by and among ADE, Theta Acquisition Corporation, an Arizona corporation, said Phase Shift Technology, Inc. ("PST") and the Stockholders, a copy of which agreement has been delivered to the Escrow Agent, the Stockholders are exchanging all of the outstanding shares of common stock, no par value, of PST for 2,000,000 shares in the aggregate of the common stock, $.01 par value per share, of ADE ("ADE Common Stock").

     WHEREAS, under the Merger Agreement, the Stockholders have agreed to indemnify the ADE Indemnitees (as defined therein) against certain Losses (as defined therein) suffered or incurred by the ADE
Indemnitees; and

          WHEREAS, to provide a fund as a partial source of payment of such indemnification, a portion of the shares of ADE Common Stock to be issued to the Stockholders under the Merger Agreement is to be held in escrow as hereinafter provided.

               NOW, THEREFORE, in consideration of the mutual promises of the parties hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Establishment of Escrow Fund. The Stockholders have herewith deposited with the Escrow Agent and the Escrow Agent acknowledges receipt of Two Hundred Thousand (200,000) shares of ADE Common Stock (the "Escrow Shares"), representing a portion of the


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shares of ADE Common Stock issued pursuant to the Merger Agreement as more particularly set forth on Schedule 1 annexed hereto. The Escrow Shares and all capital distributions in respect thereof (that is, all securities, cash or other property received by the Stockholders as a result of stock dividends splits, recapitalization, liquidation, merger, consolidation or otherwise, paid or distributed with respect to said shares) are hereinafter referred to collectively as the "Escrow Fund". The Escrow Fund shall be held by the Escrow Agent in escrow subject to the terms and conditions set forth herein.

     2. Investment of Escrow Fund. The Escrow Agent shall hold the assets comprising the Escrow Fund in the form in which they are received except that any portion of the Escrow Fund constituting cash shall be deposited in one or more interest-bearing or daily money market accounts (the "Escrow Account") of a bank or other financial institution in the name of the Escrow Agent. Any interest or dividends paid on amounts deposited in the Escrow Account shall become a part of the Escrow Fund and shall be held hereunder upon the same terms as the cash or other property with respect to which such interest and dividends shall have been paid. Notwithstanding anything herein elsewhere to the contrary, the Escrow Agent shall, at the request of the Stockholders' Agent (as defined below), release any or all of the Escrow Shares for sale by one or more of the Stockholders in a public offering covered by an effective registration statement filed by ADE under the Securities Act of 1933, as amended, provided that arrangement is made, in each instance, reasonably satisfactory to ADE, to substitute the proceeds of such sale or sales in the Escrow Fund to be held in lieu of the Escrow Shares so sold.

     3.   Stockholders' Agent.     Each of the Stockholders hereby
appoints Chris Koliopoulos ("Stockholders' Agent") as attorney in fact, with full power of substitution, to act upon his, her or its behalf with respect to all matters arising under this Agreement, including


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without limitation to assume all the responsibilities imposed upon the
Stockholders hereunder, to waive compliance by ADE with any of the terms hereof, to compromise or settle any claim against the Escrow
Fund hereunder and to execute and deliver any instrument evidencing the entitlement of the ADE Indemnitees to payment from the Escrow
Fund. This power of attorney shall remain in effect until all obligations of the parties hereunder have been discharged in full.
ADE and the Escrow Agent may rely and act upon the written instructions of the Stockholders' Agent as to all matters encompassed by this Agreement.

     4. Claims Against Escrow Fund for Indemnification. The ADE Indemnitees may make claims against the Escrow Fund for indemnification pursuant to the Merger Agreement by notifying the Stockholders' Agent and the Escrow Agent of each such claim and specifying the amount and basis thereof with reasonable particularity. If the Stockholders' Agent disputes any such claim, he shall give written notice of such objection to the claimant and the Escrow Agent within ten (10) days after receipt of notice of such claim; otherwise, such claim shall be deemed to have been acknowledged to be payable in the full amount thereof and shall be paid forthwith to the claimant from the Escrow Fund which charge shall be allocated ratably against each Stockholder's interest in the Escrow Fund as set forth in
Schedule 1. For purposes of valuing indemnification amounts recovered by the ADE Indemnitees pursuant to this Agreement from shares of ADE Common Stock held in the Escrow Fund, such shares of ADE Common Stock will be valued at the last sale price for a share of such stock as reported by Nasdaq on the day prior to the Effective Date of the Merger.

     5. Disputed Claims for Indemnification. If the Stockholders' Agent shall dispute an indemnification claim as above provided, the Escrow Agent shall set aside a portion of the


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Escrow Fund sufficient to pay such claim in full together with interest accrued from the date of such claim at the rate of 8% per annum. The amount so set aside shall be held by the Escrow Agent pending receipt of either (i) written instructions with respect thereto signed by the claimant and the Stockholders' Agent or (ii) the order of a court of competent jurisdiction.

     6. Termination. This Agreement shall terminate on the two hundred seventieth (270th) day following the date hereof if there are no outstanding indemnification claims on that date (the "Preliminary Termination Date"), otherwise when all indemnification claims made prior to said date shall have been disposed of (the "Final Termination Date"). On the Preliminary Termination Date, the Escrow Agent shall distribute to the Stockholders, in the proportions set forth in
Schedule 1, all shares of ADE Common Stock then held in the Escrow
Fund but not then claimed against under Sections 4 or 5 hereof.   On
the Final Termination Date, the Escrow Agent shall distribute the remaining Escrow Fund to the Stockholders in accordance with said
Schedule 1. No fractional shares of ADE Common Stock shall be distributed. ADE shall purchase any such fractional shares to which any Stockholder otherwise would be entitled at the price per share specified in the last sentence of Section 4 hereof.

     7. Authority to Act. The Escrow Agent may act upon any instrument or signature believed to be genuine and may assume that any person purporting to give any notice or instruction hereunder, believed to be authorized, has been duly authorized to do so. In case of any uncertainty on the part of the Escrow Agent as to the proper course of action, he or it may decline to act unless and until appropriately indemnified by the party requesting such action.

     8. Fees and Expenses. The Escrow Agent shall have the right to receive a reasonable fee for his or its services hereunder and to be reimbursed for all reasonable expenses incurred in connection with such services. Such fees and expenses shall be paid one-half by the

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Stockholders and one-half by ADE and if they are not so paid, they shall be paid from the Escrow Fund in which event ADE and the Stockholders shall make an appropriate adjustment as between themselves in order that the burden of such fees and expenses may be borne equally. The Escrow Agent shall have no responsibility to undertake or defend any litigation arising in connection with this Agreement unless and until indemnified to the Escrow Agent's reasonable satisfaction by ADE or the Stockholders or otherwise.

      9. Liability of the Escrow Agent. The Escrow Agent shall have no liability for acts or omissions hereunder except for his or its own gross negligence or willful misconduct.

     10. Resignation or Removal of Escrow Agent. The Escrow Agent may resign at any time without cause by giving at least 30 days' prior written notice to ADE and the Stockholders, such resignation to be effective upon the acceptance of appointment by his successor (the "Successor Escrow Agent"). In addition, ADE and the Stockholders may at any time remove the Escrow Agent without cause by a notice in writing signed by ADE and the Stockholders and delivered to the Escrow Agent, such removal to be effective upon the acceptance of appointment by the Successor Escrow Agent. If a Successor Escrow Agent shall not have been appointed within 30 days after such notice of resignation or removal, the Escrow Agent, ADE or the Stockholders may apply to any court of competent jurisdiction to appoint a Successor Escrow Agent to act until such time, if any, that a Successor Escrow Agent of ADE and the Stockholders' choosing shall have accepted appointment. Any Successor Escrow Agent shall be deemed to have accepted appointment upon his, her or its execution and delivery of a counterpart of this Agreement to ADE and the Stockholders.

     11. Miscellaneous. This Agreement shall inure to the benefit of and be binding upon the successors, assigns, heirs and personal representatives of the parties hereto and also the ADE



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Indemnitees.  Notices hereunder shall be given to ADE and the
Stockholders in accordance with Section 13.4 of the Merger Agreement and to the Escrow Agent at the following address:

                           Judge Norman Fenton
                             P.O. Box 85280
                            Tucson, AZ 85754

or at such other addresses as any party may notify the other parties of in writing and in the manner described in Section 13 of the Merger Agreement.



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     IN WITNESS WHEREOF, the parties have executed this Agreement or caused the same to be executed by their duly authorized representatives as of the date first set forth above.


ESCROW AGENT:                  /s/ Norman Fenton
                               ----------------------------
                               Norman Fenton



STOCKHOLDERS:                  /s/ Chris Koliopoulos
                               ----------------------------
                               Chris Koliopoulos


                               /s/ David Basila
                               ----------------------------
                               David Basila


ADE:                           ADE CORPORATION


                               By: /s/ Mark D. Shooman
                                  --------------------------
                                  Name:  Mark D. Shooman
                                  Title:  Vice President and Chief
                                          Financial Officer



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                      Schedule 1  --  Escrow Shares

Chris Koliopoulos        133,400 shares     (66.7%)
David Basila              66,600 shares     (33.3%)